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                                                                   Exhibit a(3)

                   SALOMON BROTHERS VARIABLE SERIES FUNDS INC

                              ARTICLES OF AMENDMENT



         Salomon Brothers Variable Series Funds Inc, a Maryland corporation and an open-end investment company registered under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article SIXTH (a) of the Charter of the Corporation is hereby amended as follows:

         1. The name of the series of Common Stock previously designated the "Salomon Brothers Variable Capital Fund" is being deleted and replaced by "Salomon Brothers Variable All Cap Fund"; and

SECOND: The foregoing amendment does not increase the authorized stock of the Corporation.

THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and the amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective on April 30, 2003.

         IN WITNESS WHEREOF, Salomon Brothers Variable Series Funds Inc has caused these Articles to be signed in its name and on its behalf by its Chairman and President and witnessed by its Assistant Secretary on April ___, 2003.

                                                SALOMON BROTHERS
                                                VARIABLE SERIES FUNDS INC


                                                -------------------------------
                                                Name:  R. Jay Gerken
                                                Title: Chairman and President

Witness:

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Name:    William J. Renahan
Title:   Assistant Secretary







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THE UNDERSIGNED, Chairman and President of Salomon Brothers Variable Series Fund
Inc, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                               ------------------------------
                                               Name:    R. Jay Gerken
                                               Title:   Chairman and President